Exhibit 5.1A

Orrick, Herrington & Sutcliffe LLP

51 W 52nd St, New York, NY 10019, United States

orrick.com

January 16, 2026

Tiziana Life Sciences Ltd.

Clarendon House,

2 Church Street,

Hamilton HM 11,

Bermuda

Re: Best Efforts Registered Direct Offering of ordinary shares with warrants attached (the “Offering”)

Ladies and Gentlemen:

We have acted as counsel for Tiziana Life Sciences Limited, a Bermuda company (“Tiziana”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of Tiziana’s shelf registration statement on Form F-3 (File No. 333-286064), including a base prospectus, filed with the U.S. Securities and Exchange Commission (the “SEC”) on March 24, 2025, and declared effective on March 27, 2025. The Offering is being made only by means of a prospectus supplement and the accompanying base prospectus, as may be further supplemented by any free writing prospectus and/or pricing supplement that the Company may file with the SEC. (together, the “Post-Effective Amendments”), under the Securities Act of 1933, as amended (the “Securities Act”).

The offering of Ordinary Shares, Warrants and Units (collectively, the “Securities”) will be as set forth in the prospectus contained in the Registration Statement (the “Prospectus”), as supplemented by one or more supplements to the Prospectus (each, a “Prospectus Supplement”).

We have examined the originals, or copies identified to our satisfaction, of such corporate records of the Company, certificates of public officials, officers of the Company and other persons, and such other documents, agreements and instruments as we have deemed relevant and necessary for the basis of our opinions hereinafter expressed. In such examination, we have assumed the following: (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; (c) the legal competence of all signatories to such documents; and (d) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed.

Based on and subject to the foregoing, and assuming that: (i) the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective and comply with all applicable laws; (ii) the Registration Statement will be effective and will comply with all applicable laws at the time the Securities are offered or issued as contemplated by the Registration Statement; (iii) one or more Prospectus Supplements will have been prepared and filed with the Commission describing the Securities offered thereby and will comply with all applicable laws; (iv) the Board of Directors of the Company, or a duly authorized committee thereof, shall have taken such action as may be necessary to authorize the issuance and sale of such Securities, and if applicable, establish the relative rights and preferences of such Securities, or other terms of such Securities, in each case as set forth in or contemplated by the Registration Statement and any Prospectus Supplements relating to such Securities; (v) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate Prospectus Supplement; (vi) a definitive purchase, underwriting or similar agreement with respect to any Securities offered or issued will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; (vii) any Securities issuable upon conversion, exchange or exercise of any Security being offered or issued will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise; (viii) there shall not have occurred any change in law affecting the legality or enforceability of such Security; and (ix) none of the terms of any Security to be established subsequent to the date hereof, nor the issuance and delivery of such Security, nor the compliance by the Company with the terms thereof, will violate any applicable law or will result in a violation of any provision of any instrument or agreement then binding upon the Company, or any restriction imposed by any court or governmental body having jurisdiction over the Company; we are of opinion that:

1.	The Ordinary Shares will be validly issued, fully paid and nonassessable at such time as: (a) the terms of the issuance and sale of the Ordinary Shares have been duly authorized by appropriate action of the Company; and (b) the Ordinary Shares has been duly issued and sold as contemplated by the Registration Statement, the Prospectus and any Prospectus Supplement relating thereto.

2.	The Warrants will constitute valid and binding obligations of the Company at such time as: (a) the warrant agreement relating to the Warrants has been duly authorized, executed and delivered by the Company and the applicable warrant agent; (b) the forms and the terms of the Warrants and their issuance and sale have been approved by appropriate action of the Company, and the Warrants have been duly executed and delivered by the Company and authenticated by the applicable warrant agent in accordance with the applicable warrant agreement; and (c) the Warrants have been issued and sold as contemplated by the Registration Statement, the Prospectus and any Prospectus Supplement relating thereto and the applicable warrant agreement.

3.	The Units will constitute valid and binding obligations of the Company at such time as: (a) the terms of the Units (including the Securities underlying the Units) and their issuance and sale have been approved by appropriate action of the Company, and the Units (and the Securities underlying the Units) have been duly executed and delivered by the Company and authenticated by the applicable units agent in accordance with the applicable units agreement; (b) the units agreement relating to the Units has been duly authorized, executed and delivered by the Company and the applicable units agent; and (c) the Units have been issued and sold as contemplated by the Registration Statement, the Prospectus and any Prospectus Supplement relating thereto and the applicable units agreement.

The opinions set forth in paragraphs (2) through (3) above are subject, as to enforcement, to (a) the effect of bankruptcy, insolvency, liquidation, receivership, moratorium, reorganization, fraudulent conveyance or similar laws relating to or affecting the rights of creditors generally; (b) general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith, fair dealing, and the rules governing the availability of specific performance or injunctive relief, whether enforcement is sought in a proceeding in equity or at law; and (c) provisions of law that require that a judgment for money damages rendered by a court in the United States be expressed only in United States dollars.

We express no opinion as to any laws other than the law of the State of New York with respect to the opinions set forth in paragraphs (1) through (3) above and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction, or as to any matters of municipal law or the laws of any local agencies within any state.

We hereby consent to the reference to us under the heading “Legal Matters” in the Prospectus and to the filing of this opinion as Exhibit 5.1 to the Registration Statement. By giving this consent, we do not admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder. We hereby consent to the filing of this opinion as an exhibit to the Post-Effective Amendment. In giving such consent, we do not hereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ ORRICK, HERRINGTON & SUTCLIFFE LLP

ORRICK, HERRINGTON & SUTCLIFFE LLP

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